Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment of the Quarterly Report on Form 10-Q of Splash Beverage Group, Inc., a company duly formed under the laws of Colorado (the “Company”), for the quarter ended March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Dean Huge, Chief Financial Officer of the Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 26, 2021	/s/ Dean Huge
Dean Huge Chief Financial Officer (principal accounting officer and principal financial officer)

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Splash Beverage Group, Inc. and will be retained by Splash Beverage Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.